Exhibit 3

ARTICLES OF INCORPORATION AND BY-LAWS

The following documents are incorporated herein by reference:

3.1           Certificate of Incorporation of Navistar Financial Securities Corporation (as in effect onSeptember 13, 1990).  Filed on Registration No. 33-36767.

3.2           The By-Laws of Navistar Financial Securities Corporation.  Filed on Registration No. 33-36767.

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